UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the registrant X

Filed by a party other than the registrant ☒

Check the appropriate box:

☒	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

X	Definitive Information Statement

KNIGHT FULLER, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☒	Fee paid previously with preliminary materials.

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

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Knight Fuller, Inc.

4020 Moorpark Avenue, Suite 108

San Jose, California  95117

July 15, 2005

Dear Shareholders:

On September 22, 2003, as part of a restructuring, Resources Accrued Mortgage Investors LP - Series 86, RAM-86, merged with and into KFI Properties, with KFI Properties emerging as the surviving entity, and RAM-86 ceased to exist.  KFI Properties is 93.6% owned by Knight Fuller. Of the over 7,000 limited partners in KFI Properties, only 72 elected not to convert to Knight Fuller common stock. KFI Properties has no assets or liabilities, and the last tax return we filed for it for 2003, with all limited partners receiving a final K-1 for the 2003 tax year.

KFI Properties is a defunct entity with no operations, no plan of operations, no assets and no liabilities, and the Board of Directors has determined it appropriate for KFI Properties to merge with the Company in order to cease the existence of KFI Properties, and complete the restructuring process.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of or persons able to direct the vote of a majority of the outstanding shares of our Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before a date which is 20 days after this Information Statement was first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of our stockholders.

Very truly yours,

Ronald Pienaar

--------------------------

Ronald Pienaar, President

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON JULY 1, 2005.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Knight Fuller, Inc.

4020 Moorpark Avenue, Suite 108

San Jose, California  95117

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

July 31, 2005

8:30 a.m. Pacific Time

______________________________

NOTICE IS HEREBY GIVEN, that a Special Meeting of Shareholders of Knight Fuller, Inc., a Delaware corporation,, will be held at 8:30 a.m. Pacific Time on July 31, 2005, at the Company’s offices at 4020 Moorpark Avenue, Suite 108, San Jose, California 95117 to approve the merger of KFI Properties, L.P. and Knight Fuller, Inc., proposed by the Board of Directors, and to transact such other business as may properly come before the Special Meeting and any adjournment thereof.

The Company has fixed the close of business on May 31, 2005, as the record date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Ronald Pienaar, President

Beverly Hills, California

June 15, 2005

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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KNIGHT FULLER, INC.

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

I. INTRODUCTION

We are sending you this Information Statement to inform you of the authorization by a majority of the shareholders of our Common Stock and all of the shareholders of our Preferred Stock to approve a merger between the Company and its 94% owned subsidiary, KFI Properties, L.P.

The merger will become effective 20 calendar days after the mailing of this Information Statement. The board of directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the General Corporation Law of the State of Delaware. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the General Corporation Law of the State of Delaware are afforded to our stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $10,000, will be paid by us.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The board of directors has fixed the close of business on May 31, 2005, as the record date for the determination of those holders of Knight Fuller common stock entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 2,004,004 shares of Knight Fuller common stock issued and outstanding and 100 shares of series A preferred stock.

The merger of KFI Properties into Knight Fuller requires the affirmative vote of the holders of a majority of the voting power.  We have two classes of voting stock. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting and each share of series A preferred stock is entitled to twenty thousand votes. Holders of Common Stock are not entitled to cumulative voting rights.   Section 242 (b)(1) of the General Corporation Law of the State of Delaware requires the board of directors to call a special meeting of shareholders for the consideration of any amendment to the Certificate of Incorporation.  Our principal shareholder, Celtron International, Inc., holds 700,000 of the 2,004,004 shares entitled to vote, which represents approximately 34.9% of the outstanding common stock.  Our principal shareholder, Opus International, LLC, owns 240,000 shares of common stock and 70 shares of Series A Preferred Stock, entitling it to the votes of an equivalent of 1,400,000 votes. As a result, no vote or proxy is required by the stockholders to approve the adoption of the amendment.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval of the merger cannot take effect until at least 20 days after this Information Statement is sent to our stockholders.

III. PROPOSAL NUMBER ONE: MERGER WITH KFI PROPERTIES, L.P.

Proposal Number One, the only proposal, is the merger of KFI Properties, L.P. into Knight Fuller, Inc., whereby KFI Properties, L.P.’s existence will cease to exist.  This action, authorized by the Board of Directors, must be authorized by a majority of the shareholders.  A copy of the agreement and plan of merger is filed as an exhibit to this Information Statement.

Knight Fuller, Inc. was incorporated in April, 2002 to act as a holding company and the parent company of KFI Properties, LP. Knight Fuller is the general partner of KFI Properties. KFI Properties was formed in April, 2002 to merge with and into Resources Accrued Mortgage Investors LP - Series 86, or RAM 86.

On September 22, 2003, RAM 86 merged with and into KFI Properties, the result of which was that KFI Properties emerged as the surviving entity and RAM 86 ceased to exist. KFI Properties is 93.6% owned by Knight Fuller. Of the over 7,000 limited partners in KFI Properties, only 72 elected not to convert to Knight Fuller common stock. KFI Properties has no assets or liabilities, and the last tax return was filed for it for 2003, with all limited partners receiving a final K-1 for the 2003 tax year.

Since KFI Properties does not have any operations and has no assets or liabilities, and since we have changed our plan of operations, we have decided to clean up our corporate structure and eliminate KFI Properties through a merger with Knight Fuller.

Summary of Terms

-             Upon the filing of the certificate of merger with the Delaware Secretary of State, which Knight Fuller will be the surviving entity and KFI Properties will cease to exist.

-             All 72 limited partners who elected not to convert their partnership interests to common stock of Knight Fuller will receive one share of common stock of Knight Fuller for every unit of interest they had in KFI Properties.

-             The common stock has already been registered in our Registration Statement on Form S-4, filed May 9, 2002, and declared effective in July 2003.

Contact Information

The address of our principal executive offices is 4020 Moorpark Avenue, Suite 108, San Jose, California 95117, and our telephone number is (408) 247-9955.

Business Conducted

Through our wholly owned subsidiaries, PayCell, Inc., a California corporation, and CreditPipe (Pty) Ltd., a South African corporation, we are engaged in the business of providing mobile credit card and check payment solutions to merchants, providing them with the means to accept credit card payments through cellular telephones and through the Internet, as well as ready made Internet e-commerce web sites and other web services.

Terms of the Transaction

In order to eliminate KFI Properties, our non-operating subsidiary, which conducts no operations and has no assets or liabilities, we have decided to merge KFI Properties with Knight Fuller, Inc.  We will file a certificate of merger with the Secretary of State of Delaware on the 21st day after the mailing of this information statement, in order to comply with Delaware law that you receive notice of the corporate action being taken.

Upon the filing of the certificate of merger, KFI Properties will cease to exist and, if you are one of the 72 limited partners of KFI Properties who chose not to receive shares of Knight Fuller in the share exchange of 2003, you will receive one share of Knight Fuller common stock for every one unit that you still own of KFI Properties.  This common stock will be free trading, as it was registered in our S-4 filing of May 5, 2002, which was declared effective by the SEC in July 2003.

The reasons for the merger is that there has been confusion among our shareholders regarding the current state of KFI Properties, whether they own common stock in Knight Fuller, or whether they still own partnership interests.  In addition, it eliminates certain accounting and housekeeping expenses, including the filing of tax returns for KFI Properties.

Since we already have the voting approval of in excess of the majority of our shareholders, the majority vote required to approve the merger has already been achieved, and you will not be asked to vote, nor will you be asked to submit a proxy for the meeting.

Accounting Treatment

The transaction will be treated as a change in capital structure of KFI Properties and will be accounted for on a historical cost basis.

We no longer carry KFI Properties on our books, as it is a defunct and non operating entity. Only 72 of over 7,000 limited partners are affected by this merger.  Those 72 limited partners will receive less than one half of one percent of our outstanding common stock.  Our management has determined that the resulting dilution is so negligible as to be non-existent.

Comparison of Material Consequences of the Merger

The following is a table summarizing the material differences between an investment in Knight Fuller and an investment in KFI Properties.

Characteristic	Knight Fuller, Inc.	KFI Properties, L.P.
General Business	Mobile credit processing Systems	None

Duration of Entity	Infinite life	Infinite life

Return of Capital or Principal	Can occur anytime a shareholder sells his or her shares	Can occur anytime a limited partner converts his or her units to shares of Knight Fuller and then sells the shares.

Distributions and Dividend Policies	None; currently there is no dividend policy	None; currently there is no dividend policy.

Federal Taxation Corporate	Subject to federal income tax	Not subject to federal income tax

Federal Taxation Personal	Dividends, if any, and capital gains on the sale of common stock are subject to federal income tax.	Your allocable share of KFI O.P.'s taxable income or loss is included in calculating your taxable income, regardless of whether KFI O.P. makes any cash distributions.

Tax Reporting	In the event any dividends are received or capital gains or losses are realized, a Schedule B or D. must be filed; otherwise, no forms required.	Must file a Schedule K-1.

Management Fees Compensation	The officers are entitled to receive compensation as set by the board of directors	None

Federal Income Tax Consequences

Shareholders of Knight Fuller will receive a gain on any dividends, and will also incur a capital gain upon any sale of the common stock.  Our common stock currently trades on the over-the-counter bulletin board at a price of approximately $5.20 per share.

Regulatory Approvals

There is no approval of the merger required by any regulatory authority.  However, some state authorities of the states in which the 72 remaining limited partners reside may require a filing regarding the issuance of our common stock to those limited partners.

Selected Financial Data

The summary consolidated financial information set forth below is derived from the consolidated financial statements incorporated by reference to our annual report on Form 10KSB, as amended, filed on June 16, 2005.  Such information should be read in conjunction with such financial statements, including the notes thereto. No pro forma financial data has been presented, as KFI Properties is a defunct entity, with no assets and no liabilities, and the dilutive effect of the issuance of shares of our common stock to the remaining limited partners of KFI is negligible.

KNIGHT FULLER, INC.

CONSOLIDATED BALANCE SHEET DECEMBER 31, 2004

Assets

Current Assets
Cash and cash equivalents	$5,797
Receivables:
Trade	25,522
Other	3,897
Other current assets	12,600
Total Current Assets	47,816

Marketable securities - related parties	315,422
Property and equipment, net of accumulated depreciation	16,420
Intangible assets:
Software, net of accumulated amortization of $10,803	202,808

Total Assets	$ 582,466 =======
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$162,499
Total Current Liabilities	$162,499
Non-Current Liabilities
Due to related parties	440,309
Deferred income	7,952
Total Non-Current Liabilities	448,261

Total Liabilities	610,760
Shareholders' Equity
Common stock, $.0001 par value: Authorized - 100,000,000 shares Issued and outstanding - 10,675,233 Shares	1,068
Preferred stock, Series A convertible, $.0001 par value: Authorized - 100 shares Issued and outstanding - 100 shares	0
Additional paid in capital	1,120,251
Accumulated deficit	(1,247,592)
Accumulated other comprehensive income	97,979
Total Shareholders' Equity	(28,294)
Total Liabilities & Shareholders' Equity	$ 582,466 =======

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KNIGHT FULLER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                                Year Ended

                                                                                                                                December 31,

                                                                                                                 2004                                 2003

                                                                                                                ___________________________

Net Sales and Gross Revenues
Net Sales	$ 44,556	-
Operating Income - real estate	-	$53,385
Dividend income	227	986
Other income	92,956	37,956
Short-term investment interest	-____________	42,289
Total Net Sales and Gross Revenues	137,739	134,616
Costs and Expenses
Cost of sales	7,737	-
General and administrative expenses	148,389	208,939
Operating expenses - real estate	-	12,001
Mortgage loan interest expense	-	16,504
Loss on foreclosure of property	-	2,100,000
Impairment losses:
Acquisition of subsidiary	154,815
Non marketable securities	132,740
Note receivable	973,146	833,000
Total Costs and Expenses	1,416,827	3,170,444
Operating Loss Before Extraordinary Item	(1,279,088)	(3,035,828)
Gain on Extinguishment of Debt	3,156,487	-_____________
Net (Loss) Income Before Minority Interest	(1,279,088)	120,659
Minority Interest	135,817	(7,686)
Net (Loss) Income	($1,143,271) =============	$112,973 ============
Basic and Diluted Weighted Average Shares	3,589,955 =============	325,233 ============
Basic and Diluted Earnings per Share
Before Extraordinary Item	(0.32) =============	(9.36) ============
Basic and Diluted Earnings per Share After Extraordinary Item	(0.32) =============	0.35 ============

IV. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of , by each current director; each nominee for director, and executive officer of the Company; all directors and executive officers as a group; and each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

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Name and Address	Number of Shares	Percentage Owned
Opus International, LLC* Stephen Hallock 12753 Mulholland Drive Beverly Hills, CA 90210	240,000	11.97%
Celtron International, Inc. 563 Old Pretoria Road Midrand, South Africa S9 1658	700,000	34.93%
Officers andDirectors as a Group	240,000	11.97%

•

Our Secretary/Director and Chief Financial Officer, Stephen Hallock, is the managing member and beneficial owner of Opus International, LLC.  Opus International also holds 70 Series A Preferred Shares, entitling it to 1,400,000 votes.

V.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the change in control of management, our officers and directors at that time were also officers and directors or control persons of other entities, including Sutter Holding Company and Sutter Capital Management, LLC. Sutter Holding was the largest shareholder of the Company, with approximately 39% of the Company's outstanding shares owned by Sutter Holding.

Effective September 22, 2003, the restructuring of RAM 86 into KFI Properties, L.P., a limited partnership controlled by Knight Fuller, was consummated. As disclosed in the Registration Statement on Form S-4 with the Securities and Exchange Commission and as a result of the restructuring, each unit of limited partnership interest was converted into one share of Knight Fuller common stock except in cases where limited partners elected to receive units in KFI Properties, L.P. on the same 1:1 conversion ratio basis.

Through January 16, 2003, RAM Funding, Inc., the investment general partner, Resources Capital Corp., the administrative general partner, and Presidio AGP Corp., the associate general partner, were ultimately controlled by NorthStar Capital Investment Corp., a Maryland corporation. On January 17, 2003, Presidio Capital Investment Company, LLC, the sole shareholder of RAM Funding, Inc., sold all of the issued and outstanding shares of RAM Funding, Inc. to Knight Fuller. As part of this transaction, RAM Funding, Inc. entered into an agreement with Resources Capital Corp. and Presidio AGP Corp., pursuant to which RAM Funding, Inc. was delegated the exclusive right to act on behalf of RAM 86 solely in connection with the restructuring. Upon consummation of the restructuring on September 22, 2003, the former general partners resigned and the remaining 4.9% general partners' interest in distributions of RAM 86, held by general partners other than RAM Funding, Inc., were converted to 16,170 units of KFI Properties L.P. RAM Funding, Inc.’s 0.1% general partner interest that was converted to common stock of Knight Fuller.

The former general partners of RAM 86 collectively were allocated 5% or the net income of loss of the Partnership and were entitled to receive 5% of distributions. Such amounts were allocated or distributed 4.8% to the administrative general partner, 0.1% to the investment general partner, and 0.1% to the associate general partner. No distributions had been made for the years ended December 31, 2003 and December 31, 2002, respectively.

On October 1, 2003, Knight Fuller loaned $1 million in the form of an unsecured promissory note (the "Note") to an affiliated company, Sutter Holding Company, Inc. The note bore interest at 8% per annum. Interest was payable monthly commencing on December 6, 2003. The note was payable on demand. On November 6, 2003, the note was amended to increase the principal amount of the loan to $1,666,000 through additional cash advances. In March and June 2004, Knight Fuller further modified the note due from Sutter to increase the face value of the note for additional cash advances of $225,248 and accrued interest of $78,752, and to allow Sutter to defer monthly payments for up to one year. The entire principal balance of the note and interest accrued was due on June 30, 2005. However, because uncertain conditions existed regarding the collectibility of the note, a provision for impairment of $833,000 was recorded at December 31, 2003, which represented 50% of the outstanding Note balance. During the year ending December 31, 2004, the Company recorded an additional impairment on the outstanding balances of all advances to Sutter.

In March, 2004, Knight Fuller entered into a joint venture agreement  with Progressive Lending, LLC,  a mortgage banking company wholly owned by Sutter. Knight Fuller agreed to contribute $80,000 to the Joint Venture, and Progressive agreed to contribute furniture, computers, other office equipment, and personnel, to open a mortgage banking office in Las Vegas, Nevada. Knight Fuller and Progressive agreed to each participate in 50% of the profits and losses of the joint venture. In addition, Knight Fuller had an option to acquire 100% of the joint venture by issuing 100,000 shares of Knight Fuller common stock to Progressive. During the year ended December 31, 2004, $40,000 was contributed to the joint venture. In March, 2004, Knight Fuller entered into a line of credit agreement with Progressive. Under the agreement, Knight Fuller agreed to provide a warehouse line of credit to Progressive with a maximum loan amount of $100,000. Progressive will pay a $40 origination fee per draw, and 10% interest on the balances outstanding.

On June 10, 2004, Jason K. Moore and R. Michael Collins were appointed to the board to serve as independent directors, and Robert E. Dixon simultaneously resigned. Mr. Dixon continued in his role as Co-Chief Executive Officer.

On June 24, 2004, the board of directors unanimously approved of, and the Company entered into, a new Loan Agreement with Sutter, pursuant to which Sutter borrowed an additional $120,000 from Knight Fuller,  and Sutter was given the option to convert all or a portion of its debt obligations to Knight Fuller into common stock of Sutter, and under certain circumstances, including a change of control, Sutter was entitled to repay any and all outstanding debt obligations to Knight Fuller using Sutter's common stock.

On June 30, 2004, the Company's board of directors unanimously adopted the Certificate of Designation of Rights and Preferences of the Series A Convertible Preferred Stock (the Series A Preferred). Each share of the Series A Preferred is currently convertible into 100,000 shares of common stock, and votes on an as-converted basis.

On July 23, 2004, we entered into an acquisition agreement with Opus International LLC whereby we agreed to exchange 100 shares of its preferred stock and 350,000 shares of its voting common stock for 350,469 shares of Celtron International, Inc.  As a result of this transaction, control of the company was transferred to Opus International LLC. Simultaneously, we agreed to accept 347,373 shares of the common stock of Sutter Holding Company in exchange for notes receivable from Sutter totaling $2,084,235 including accrued but unpaid interest receivable, a receivable from Sutter's subsidiary totaling $40,000 plus accrued interest of $3,717 and cash totaling $4,570. The Sutter shares of common stock were valued, in good faith by the board of directors, at $0.60 per share, or $75,684.

On July 30, 2004, we declared a property dividend, consisting of the 347,373 shares of Sutter common stock, to be distributed, pro rata, to Knight Fuller's shareholders of record at July 22, 2004. Because Sutter was to receive a dividend of 126,140 shares of its own common stock, the 126,140 shares were deemed to have been delivered to the Company and then deemed to have been distributed to Sutter, at $0.60 per share, or $75,684. Because the remaining shares cannot be distributed to Knight Fuller shareholders until they are registered with the Securities and Exchange Commission, on July 30, 2004, we executed an escrow agreement with Sutter, whereby we appointed Sutter escrow agent to hold the remaining 221,233 shares of Sutter common stock until registered with the SEC.

Effective July 23, 2004, amending and replacing an agreement originally dated September 10, 2004, Celtron International, Inc. capitalized Knight Fuller with 100 percent of the issued and outstanding common stock of Celtron’s newly formed subsidiary, PayCell, Inc. in exchange for 10,000,000 shares of Knight Fuller common stock.

PayCell's assets consisted of a license which entitles it to exploit technology owned by Celtron in North, Central and South America, as well as Asia and the Pacific Rim. The technology consists of a mobile commerce solution which allows merchants to process credit card transactions over a cellular telephone, and online credit card processing and check guarantee services.

On or about January 24, 2005, we issued 101,500 shares of common stock to former officers and directors Robert A. Dixon, William Knuff, and R. Collins and consultant Jason Moore, in exchange for options exercised by the former officers and directors and consultant in July 2003, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors with access to all financial and corporate records.

On February 23, 2005, the agreements between Celtron and Knight Fuller dated September 10, 2004, November 1, 2004, and the license agreement dated May 16, 2004 as modified November 1, 2004, were restated and amended, resulting in Knight Fuller’s acquisition of 100% of the outstanding common stock of CreditPipe, in exchange for the further sum of $423,000 in cash. The agreement also reduced Celtron’s holdings in Knight Fuller common shares from 10 million to 700,000 shares. The restated agreement attributes Knight Fuller’s payments to CreditPipe under the former agreements as payment for fees for research and development performed by CreditPipe.

VI.  COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2004 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except that the filing of Opus International, LLC’s Schedule 13D was made late.

VII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

VIII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders must be received by the Company by December 31, 2004. The proposal will be presented at the Special Meeting, and included in the Company's Information Statement, and related proxy solicitation materials, for the Company's next Annual Meeting of Shareholders.

IX.  OTHER MATTERS

Except as set forth above, as of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement, which have been approved or considered by the holders of a majority of the shares of our voting stock.

Only one Information Statement is being delivered to multiple security holders sharing an address.  If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE MERGER, PLEASE CONTACT:

RONALD PIENAAR, PRESIDENT

KNIGHT FULLER, INC.

4020 Moorpark Avenue

San Jose, CA  95117

(408) 247-9955

BY ORDER OF THE BOARD OF DIRECTORS,

Ronald Pienaar

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Ronald Pienaar, President

Midrand, South Africa, June 15, 2005

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